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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              AMBIENT CORPORATION


        AMBIENT CORPORATION, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation" ) on June 26, 1996 under its current name, certifies as follows:

        That the Corporation has not received any payment for any of its stock, and the Corporation's Certificate of Incorporation has been amended and restated in its entirety to read as follows in accordance with sections 241 and 245 of the General Corporation Law:


                "FIRST: The name of this corporation is Ambient Corporation.

                SECOND: The registered agent and the address of the registered office in the State of Delaware are:

                               CorpAmerica, Inc.
                               1050 S. State Street
                               Dover, Delaware 19901
                               County of Kent

                THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue consists of twenty million (20,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.

                FIFTH: The name and mailing address of the incorporator is as follows:

                          Adam T. Ettinger
                          Pillsbury Madison & Sutro LLP
                          2700 Sand Hill Road
                          Menlo Park, CA 94025-7020




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                SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise a11 such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

                SEVENTH: The Board of D1rectors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

                EIGHTH: The Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

                NINTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

       I, THE UNDERSIGNED, being the sole incorporator, do make, file and record this Restated Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 5th day of November, 1996.



                                 /s/ Adam T. Ettinger
                                 --------------------------
                                 Adam T. Ettinger
                                 Incorporator




                                      -2-






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                                                                          PAGE 1


                                State of Delaware

                        Office of the Secretary of State

                        ---------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AMBIENT CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.












                                          /s/ EDWARD J. FREEL
                                       ____________________________________
                   [SEAL]              Edward J. Freel, Secretary of State




2638252 8100                                 AUTHENTICATION:     8005208

960187961                                              DATE:     06-26-96










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




                          CERTIFICATE OF INCORPORATION
                                       OF
                              AMBIENT CORPORATION


          FIRST: The name of this corporation is Ambient Corporation (the "Corporation").


          SECOND: The registered agent and the address of the registered office in the State of Delaware are:


                             CorpAmerica, Inc.
                             1050 S. State Street
                             Dover, Delaware 19901
                             County of Kent

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

         FOURTH: The Corporation is authorized to issue one class of stock to be designated as "Common Stock". The total number of Common Stock shares which the Corporation is authorized to issue is one million (1,000,000) shares, each such Common Stock share having a par value of $.001.

         FIFTH: The name and mailing address of the incorporator is as follows:

                          Adam T. Ettinger
                          Pillsbury Madison & Sutro LLP
                          2700 Sand Hill Road
                          Menlo Park, CA 94025-7020


         SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.


         SEVENTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.








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         EIGHTH: The Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

         NINTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 24th day of June, 1996.





                                       /s/ ADAM T. ETTINGER
                                       _________________________________________
                                       Adam T. Ettinger
                                       Incorporator






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